UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2007

BIOVERIS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-50583 (Commission File Number)	80-0076765 (IRS Employer Identification Number)

16020 Industrial Drive
Gaithersburg, MD	20877
(Address of Principal Executive Offices)	(Zip Code)

(301) 869-9800

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.

Merger Agreement

On April 4, 2007, BioVeris Corporation, a Delaware corporation (the “Company”), Roche Holding Ltd, a joint stock company organized under the laws of Switzerland (“Roche”), and Lili Acquisition Corporation, a Delaware corporation and an indirect wholly-owned subsidiary of Roche (“Merger Sub”) entered into an Agreement and Plan of Merger, dated as of April 4, 2007 (the “Merger Agreement”). Pursuant to the Merger Agreement, Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving as an indirect wholly-owned subsidiary of Roche.

In connection with the Merger, each outstanding share of the Company’s common stock (the “Common Stock”), including restricted stock awards, other then those held by the Company, Parent or Merger Sub, and other then those shares with respect to which appraisal rights are properly exercised, will be converted into the right to receive $21.50 in cash, without interest. Each option to purchase the Company’s Common Stock that is outstanding and unexercised immediately prior to the effective time of the Merger will be cancelled in exchange for the right to receive the difference between $21.50 and the exercise price of such option.

The completion of the Merger is subject to a number of customary conditions, including, among others, approval by the Company’s stockholders, the absence of certain legal impediments to the consummation of the Merger, the completion of a review by the Committee on Foreign Investment in the United States under Section 271 of the Defense Production Act of 1950, as amended, and the expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and under certain German anti-trust laws, and other customary conditions.

The Company has made customary representations, warranties and covenants in the Merger Agreement, which expire at the effective time of the Merger. The Company may not solicit competing proposals or, subject to exceptions that permit the Board of Directors to take actions required by their fiduciary duties, participate in any discussions or negotiations regarding alternative business transactions.

The Merger Agreement contains specified termination rights for the parties, and provides that, in certain circumstances, the Company would be required to pay Roche a termination fee of $12,000,000.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and the terms of which are incorporated herein by reference.

Asset Transfer Agreements

In connection with the Merger, two private limited liability companies controlled by Samuel J. Wohlstadter, the Company’s President and Chief Executive Officer, have entered into agreements with the Company to acquire certain assets from the Company. These transactions were approved by a Special Committee of independent directors of the Company’s board.

32 Mott Street Acquisition I, LLC, a Delaware limited liability company (“Vaccines Newco”), has entered into an agreement with the Company (the “Vaccines Asset Transfer Agreement”) to acquire certain assets related to the research, development, manufacture, production, testing, sale, distribution and use of vaccine candidates from the Company in exchange for $3,859,000, paid as follows: (a) $1,000,000 to be paid at closing, (b) three annual payments of $50,000 to be paid on the anniversaries of the closing date and (c) a final payment of $2,709,000 to be paid on the earlier of the third anniversary of closing or the receipt of certain third party financing by Vaccines Newco.

32 Mott Street Acquisition II, LLC, a Delaware limited liability company (“ECL Newco”), has entered into an agreement with the Company (the “ECL Asset Transfer Agreement”) to acquire the ECL License (as defined below) and certain sublicenses and certain non-intellectual property assets of the Company related to the research, development, manufacture, production, testing, sale, distribution and use of certain small instruments that use electrochemiluminescent (“ECL”) technology that are currently under development (the “ECL Business”) by the Company in exchange for $2,718,000 paid as follows: (a) $1,000,000 to be paid at closing, (b) three annual payments of $50,000 to be paid on the anniversaries of the closing date and (c) a final payment of $1,568,000 to be paid on the earlier of the third anniversary of closing or the receipt of certain levels of financing by ECL Newco. In addition, in connection with certain severance obligations of the Company, at closing, ECL Newco will pay $779,000 to the Company.

The payments made in connection with the Vaccines Asset Transfer Agreement and the ECL Asset Transfer Agreement will not affect the consideration to be paid to the Company’s shareholders in the Merger.

The transactions contemplated by the Vaccines Asset Transfer Agreement and the ECL Asset Transfer Agreement are conditioned upon, among others, all of the conditions to the Merger Agreement, except for those which can only be satisfied at the closing of the Merger Agreement, being satisfied. The Vaccines Asset Transfer Agreement and the ECL Asset Transfer Agreement will terminate, if, among others, the Merger Agreement is terminated.

In connection with the ECL Asset Transfer Agreement, ECL Newco has entered into a related license agreement with the Company with respect to certain ECL technology (the “ECL License Agreement”), pursuant to which the Company would grant to ECL Newco a limited non-exclusive license, subject to certain restrictions, to use the Company’s ECL technology in connection with the ECL Business.

The foregoing descriptions of the Vaccines Asset Transfer Agreement, ECL Asset Transfer Agreement and ECL License Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the such agreements, copies of which are attached hereto as Exhibits 2.2, 2.3 and 2.4, respectively, and the terms of which are incorporated herein by reference.

Stockholders Agreement

Concurrently with the execution of the Merger Agreement, Roche entered into a Stockholders Agreement (the “Stockholders Agreement”) with Mr. Wohlstadter and his wife, Nadine Wohlstadter (together the “Stockholders”), pursuant to which the Stockholders have agreed to vote all of their shares of Common Stock and Series B Preferred Stock in favor of the

Merger Agreement. The Stockholders collectively own approximately 20% of the outstanding Company Common Stock. The Stockholders Agreement will terminate upon termination of the Merger Agreement in accordance with its terms.

The foregoing description of the Stockholders Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Stockholders Agreement, a copy of which is attached hereto as Exhibit 99.2 and the terms of which are incorporated herein by reference.

Rights Agreement Amendment

In connection with the Merger Agreement and the transactions contemplated thereby, on April 4, 2007, the Company and Computershare Trust Company, N.A. (formerly EquiServe Trust Company, N.A.) (the “Rights Agent”) entered into Amendment No. 1 (the “Rights Amendment”) to the Rights Agreement, dated as of January 9, 2004 between the Company and the Rights Agent (the “Rights Agreement”) to exempt the Merger Agreement and the transactions contemplated thereby from the Rights Agreement.

The Rights Amendment (i) excludes Roche, and its subsidiaries, associates and affiliates, from the definition of “Acquiring Person” under the Rights Agreement; (ii) makes each of (a) the approval, execution, delivery or public announcement of the Merger Agreement, (b) the consummation of the Merger or transactions contemplated by the Merger Agreement or (c) the execution or delivery of the Stockholders Agreement, an Exempt Event; (iii) prohibits a Distribution Date (as defined in the Rights Agreement) from occurring solely as a result of an Exempt Event; (iv) prohibits an Exempt Event from being deemed to be a Business Combination (as defined in the Rights Agreement); and (v) terminates the Rights Agreement as of the effective time of the Merger Agreement.

The Rights Amendment further provides that if for any reason the Merger Agreement is terminated in accordance with its terms, then the Amendment shall be of no further force and effect, and the Rights Agreement shall remain exactly the same as it existed before the execution of the Rights Amendment.

The foregoing description of the Rights Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Rights Amendment, a copy of which is attached hereto as Exhibit 4.1, and the terms of which are incorporated herein by reference.

Termination Protection Program Amendment

On April 4, 2007, the Company’s Board of Directors (the “Board”) adopted an amendment (the “TPP Amendment”) to the Company’s Termination Protection Program (the “Program”). The TPP Amendment allows the Company’s Chief Executive Officer to designate up to three participants of the Program who will be entitled to lump sum payments in lieu of lifetime medical benefits continuation and a reduced period of eligibility for non-medical employee benefits following their termination. Prior to the adoption of the TPP Amendment, the Company’s Chief Executive Officer was entitled to designate up to four participants to receive lifetime medical and dental benefits and 36 months of non-medical employee benefits continuation upon the occurrence of a qualifying termination.

The three individuals designated to receive lump sum payments in lieu of the lifetime medical benefits continuation that they had previously been entitled to receive under the program include Samuel J. Wohlstadter, our president and chief executive officer, and George Migausky, our chief financial officer, who are executive officers of the Company. These individuals have agreed with the Company that, until the earlier of the termination of the Merger Agreement or the effective time of the Merger, the net present value of their lifetime medical benefits shall be $456,207 and $567,764, respectively (which amounts were calculated by an outside consultant retained by the Company). The TTP Amendment also ensures that the Company’s severance or other compensation paid in connection with the Program complies with Section 409A of the Internal Revenue Code.

The foregoing description of the TPP Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the TPP Amendment, a copy of which is attached hereto as Exhibit 10.1 and the terms of which are incorporated herein by reference.

Severance Plan

On April 4, 2007, the Board adopted a severance plan (the “Severance Plan”) for the benefit of certain Company employees. The Severance Plan provides that if a participating employee is terminated or resigns under certain conditions within six months following a Change of Control, as defined in the Severance Plan, that employee is entitled to a lump-sum payment, provided that the employee has executed and not revoked a general release in favor of the Company. The lump-sum payment is based on the individual employee’s term of service to the Company and, in no event, shall exceed twenty-six times the employee’s weekly base salary.

The foregoing description of the Severance Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Severance Plan, a copy of which is attached hereto as Exhibit 10.2 and the terms of which are incorporated herein by reference.

Other Agreements

On April 4, 2007, Mr. Wohlstadter entered into an agreement with Roche (the “Transaction Agreement”) whereby he agreed (i) conditioned upon the closing of the Merger, to sell his 1,000 shares of the Company’s Series B Preferred Stock to Roche, (ii) conditioned upon the closing of the Merger, to release the Company from certain claims and (iii) enter into a non-disclosure and non-solicitation agreement with the Company (the “Non-Disclosure and Non-Solicitation Agreement”). In consideration for these agreements, Roche agreed to pay Mr. Wohlstadter a sum equal to $2,750,000. The Transaction Agreement will terminate upon the termination of the Merger Agreement pursuant to its terms.

The Non-Disclosure and Non-Solicitation Agreement provides that Mr. Wohlstadter will (i) hold in confidence and not use any confidential information or trade secrets related to the ECL Business except as permitted by the ECL License, (ii) refrain from transferring any technology related to the ECL Business conceived of and owned by him prior to the closing of the Merger Agreement, and (iii) refrain from soliciting any of the Company’s customers or employees for a period of two years following the closing of the Merger Agreement, except as permitted by the ECL Asset Transfer Agreement or the ECL License. The Non-Disclosure and Non-Solicitation Agreement will become effective only upon the closing of the transactions contemplated by the ECL Asset Transfer Agreement, and will be null and void in the event that the ECL Transfer Agreement is terminated.

The foregoing descriptions of the Transaction Agreement and the Non-Disclosure Agreement and Non-Solicitation Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the such agreements, copies of which are attached hereto as Exhibits 99.1 and 10.3, respectively, and the terms of which are incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

See description of “Rights Agreement Amendment” under Item 1.01 above.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers

See description of “Termination Protection Program Amendment” and “Severance Plan” under Item 1.01 above.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger by and among Roche Holding Ltd, Lili Acquisition Corporation and BioVeris Corporation, dated as of April 4, 2007
2.2	Vaccines Asset Transfer Agreement between BioVeris Corporation and 32 Mott Street Acquisition I, LLC, dated April 4, 2007
2.3	ECL Asset Transfer Agreement between BioVeris Corporation and 32 Mott Street Acquisition II, LLC, dated April 4, 2007
2.4	ECL License Agreement between BioVeris Corporation and 32 Mott Street Acquisition II, LLC, dated April 4, 2007
4.1

Amendment No. 1 to Rights Agreement, dated as of April 4, 2007, by and between BioVeris Corporation and Computershare Trust Company, N.A. (incorporated by reference to Exhibit 4.2 to the Company’s Form 8-A/A, filed April 6, 2007)

10.1	Amendment to BioVeris Termination Protection Program, dated April 4, 2007
10.2	BioVeris Severance Plan, dated April 4, 2007
10.3	Non-Disclosure and Non-Solicitation Agreement between BioVeris Corporation and Samuel J. Wohlstadter, dated April 4, 2007
99.1	Transaction Agreement between Samuel J. Wohlstadter and Roche Holding Ltd, dated April 4, 2007
99.2	Stockholders Agreement between Roche Holdings Ltd, Samuel J. Wohlstadter and Nadine Wohlstadter, dated April 4, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 10, 2007

BIOVERIS CORPORATION

By:	/s/ George V. Migausky
	Name:	George V. Migausky
	Title:	Vice President of Finance
and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and among Roche Holding Ltd, Lili Acquisition Corporation and BioVeris Corporation, dated as of April 4, 2007
2.2	Vaccines Asset Transfer Agreement between BioVeris Corporation and 32 Mott Street Acquisition I, LLC, dated April 4, 2007
2.3	ECL Asset Transfer Agreement between BioVeris Corporation and 32 Mott Street Acquisition II, LLC, dated April 4, 2007
2.4	ECL License Agreement between BioVeris Corporation and 32 Mott Street Acquisition II, LLC, dated April 4, 2007
4.1

Amendment No. 1 to Rights Agreement, dated as of April 4, 2007, by and between BioVeris Corporation and Computershare Trust Company, N.A. (incorporated by reference to Exhibit 4.2 to the Company’s Form 8-A/A, filed April 6, 2007)

10.1	Amendment to BioVeris Termination Protection Program, dated April 4, 2007
10.2	BioVeris Severance Plan, dated April 4, 2007
10.3	Non-Disclosure and Non-Solicitation Agreement between BioVeris Corporation and Samuel J. Wohlstadter, dated April 4, 2007
99.1	Transaction Agreement between Samuel J. Wohlstadter and Roche Holding Ltd, dated April 4, 2007
99.2	Stockholders Agreement between Roche Holdings Ltd, Samuel J. Wohlstadter and Nadine Wohlstadter, dated April 4, 2007